                                                                   EXHIBIT 10.14

                       FOUNDER STOCK PURCHASE AGREEMENT
                       --------------------------------


     THIS AGREEMENT is made as of the 13TH day of April, 1988, by and between Power Integrations, Inc., a California corporation (the "Company"), and Steven
J. Sharp ("Purchaser").


                                  WITNESSETH:
                                  ----------

     WHEREAS, the Company desires to issue and the Purchaser desires to acquire stock of the Company as herein described, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, IT IS AGREED between the parties as follows:

     1.   Number of Shares and Price Per Share.  The Purchaser hereby agrees to
          ------------------------------------
purchase from the Company and the Company agrees to sell to the Purchaser Three Hundred Thirty Thousand (330,000) shares of the Company's Common Stock (the "Stock") for a purchase price of $3,300 (or $0.01 per share). The closing of such purchase shall occur immediately upon execution of this Agreement. Payment of the purchase price will be made at the closing by the Purchaser's delivery to the Company of a check representing the aggregate purchase price.

     2.   Unvested Share Repurchase Option.  In the event the Purchaser's
          --------------------------------
employment with the Company is terminated for any reason (other than death or disability), with or without cause, or if the Purchaser or the Purchaser's legal representative attempts to sell, exchange, transfer, pledge or otherwise dispose of any shares purchased pursuant to this Agreement which have not vested in the Purchaser pursuant to Section 2(a) (the "Unvested Shares"), the Company shall have the right to reacquire the Unvested Shares under the terms set forth in this Section 2 (the "Unvested Share Repurchase Option").

          (a) Vesting of Shares.  All of the Stock will initially be subject to
              -----------------
the Unvested Share Repurchase Option, which will lapse with respect to 1/12 of such shares (i.e., 27,500 shares) for each full month of the Purchaser's continuous employment with the Company from April 1, 1988 through July 31, 1988 with fractional months not counted and thereafter will lapse with respect to 1/30 of such shares (i.e. 11,000 shares) for each full month of Purchaser's continuous employment with the Company from August 1, 1988 through March 31, 1990, with fractional months not counted. Shares of Stock that are not subject to the Unvested Share Repurchase Option are "Vested Shares."

                                      1.

          (b)  Exercise of Unvested Share Repurchase Option. If the
               --------------------------------------------
Purchaser's employment with the Company is terminated for any reason (other than death or disability), with or without cause, or if the Purchaser or the Purchaser's legal representative attempts to dispose of any Unvested Shares other than as allowed in this Agreement, the Company may exercise the Unvested Share Repurchase Option by written notice to the Escrow Agent (as defined in Section 10) and to the Purchaser or the Purchaser's legal representative within sixty (60) days after such termination or after the Company has received notice of the attempted disposition.

          (c)  Payment for Shares and Return of Shares. Payment by the Company
               ---------------------------------------
to the Escrow Agent on behalf of the Purchaser or the Purchaser's legal representative shall be made in cash within sixty (60) days after the date of the mailing of the written notice of exercise of the Unvested Share Repurchase Option. For purposes of the foregoing, cancellation of any promissory note of the Purchaser to the Company shall be treated as payment to the Purchaser in cash to the extent of the unpaid principal and any accrued interest cancelled. The purchase price per share being purchased by the Company pursuant to the Unvested Share Repurchase Option shall be $0.01 per share, adjusted appropriately to reflect any stock split, stock dividend, recapitalization, etc. Within thirty (30) days after payment by the Company, the Escrow Agent shall give the shares which the Company has purchased to the Company and shall give the payment received from the Company to the Purchaser.

          (d)  Early Termination of Unvested Share Repurchase Option.
               -----------------------------------------------------
The other provisions of Section 2 notwithstanding, the Company's Board of Directors may terminate the Unvested Share Repurchase Option in the event of (1) a merger in which the Company is not the surviving corporation; (2) a merger or the sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company where the shareholders before such merger or sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the surviving Company; (3) the sale or exchange of all or substantially all of the Company's assets (other than a sale or transfer to a subsidiary of the Company as defined in section 425(f) of the Code); or (4) in such other event as the Company's Board of Directors may determine to be appropriate. The Unvested Share Repurchase Option will terminate in the event of Purchaser's death or termination of employment due to permanent and total disability as defined in Section 72(m) of the Internal Revenue Code of 1986, as amended.

                                      2.

          (e)  Transfers Not Subject to the Unvested Share Repurchase Option.
               -------------------------------------------------------------
The Unvested Share Repurchase Option shall not apply to a transfer to the Purchaser's ancestors, descendants or spouse or to a trustee for their benefit or the benefit of the Purchaser, provided that such transferee shall agree in writing (in a form satisfactory to the Company) to take the stock subject to all the terms and conditions of this Section 2.

          (f)  Legends.  The Company may at any time place a legend or
               -------
legends referencing the Unvested Share Repurchase Option on any shares subject to the Unvested Share Repurchase Option.

          (g)  Assignment of Unvested Share Repurchase Option.  The Company may
               ----------------------------------------------
assign the Unvested Share Repurchase Option to one or more persons, who shall have the right to exercise the Unvested Share Repurchase Option in his or her own name for his or her own account.

     3.   Stock Dividends, etc.  If, from time to time, there is any stock
          --------------------
dividend, stock split or other change in the character or amount of any of the outstanding stock of the Company, then in such event any and all new substituted or additional securities to which Purchaser is entitled by reason of Purchaser's ownership of Unvested Shares shall be immediately subject to the Unvested Share Repurchase Option with the same force and effect as the Unvested Shares.

     4.   Right of First Refusal.  The Purchaser cannot transfer, assign or
          ----------------------
otherwise dispose of, voluntarily or involuntarily, any Unvested Shares or any interest in those shares. Before any Vested Shares registered in the name of Purchaser may be sold or transferred (including transfer by operation of law) other than to Purchaser's spouse, descendants, ancestors, or trusts for their benefit or the benefit of the Purchaser, such shares shall first be offered to the Company, which will have the right to purchase all or any part of the Vested Shares proposed to be transferred ("Right of First Refusal"), in the following manner:

          (a)  Transfer Notice.  The Purchaser or his or her legal
               ---------------
representative shall first give written notice (the "Transfer Notice") of any proposed transfer to the Company. The Transfer Notice shall name the proposed transferee, state the number of shares of Stock to be transferred, the price per share and all other terms of the offer. The Transfer Notice shall be signed by the Purchaser or his or her representative and the prospective transferee and must constitute a binding agreement for the transfer of the Stock subject only to the Right of First Refusal.

                                      3.

          (b)  Bona Fide Determination.  Within thirty (30) days of delivery of
               -----------------------
the Purchaser's notice of a proposed transfer, the Company's Board of Directors shall determine the bona fide nature of the proposed transfer and give the Purchaser written notice of its determination. If the proposed transfer is deemed to be bona fide, the remaining subsections of this section shall apply to the sale. If the proposed transfer is deemed not to be bona fide, the Purchaser will be responsible for providing additional information to the Board to show the bona fide nature of the proposed transfer and no Stock will be transferred on the books of the Company until the Board has approved the proposed transfer as bona fide.

          (c)  Failure to Exercise.  If the Company elects not to or fails to
               -------------------
exercise in full the Right of First Refusal within thirty (30) days from the later of the date the Transfer Notice is delivered to the Company or thirty (30) days after the date the transfer is determined to be bona fide (if the Purchaser is required to provide additional information as provided in Section 4(b)), the Purchaser may, by the later of sixty (60) days after the delivery of the Transfer Notice to the Company or thirty (30) days after the date the transfer is determined to be bona fide (if the Purchaser is required to provide additional information as provided in Section 4(b)), conclude a transfer of the shares of Stock subject to the Transfer Notice which have not been purchased by the Company pursuant to exercise of the Right of First Refusal on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Purchaser, shall again be subject to the Right of First Refusal and shall require compliance by the Purchaser with the procedure described in this Section 4. If the Company exercises the Right of First Refusal, the parties shall consummate the sale of shares of Stock on the terms set forth in the Transfer Notice by the later of sixty (60) days after the delivery of the Transfer Notice to the Company or thirty (30) days after the date the transfer is determined to be bona fide (if the Purchaser is required to provide additional information as provided in Section 4(b)); provided, however, in the event the Transfer Notice provides for the payment for the shares of Stock other than in cash, the Company shall have the option of paying for the shares of Stock by the discounted cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company.

          (d)  Condition to Transfer.  All transferees of shares of Stock or
               ---------------------
any interest therein other than the Company shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that

                                      4.

they will receive and hold such shares of Stock or interests subject to the provisions of this Agreement, including the Right of First Refusal.

          (e)  Termination.  The Right of First Refusal will terminate at such
               -----------
time as a public market exists for the Company's Common Stock (or any other stock issued by the Company, or any successor, in exchange for the Stock). For the purpose of this Agreement, a "public market" shall be deemed to exist if (i) such stock is listed on a national securities exchange (as that term is used in the Securities Exchange Act of 1934) or (ii) such stock is traded on the over-the-counter market and prices therefore are published daily on business days in a recognized financial journal.

          (f)  Permitted Transfers.  The Right of First Refusal shall not apply
               -------------------
to a transfer (inter vivos or upon death) to the Purchaser's ancestors or descendants or spouse or to a trustee for their benefit provided that such transferee shall agree in writing (in a form satisfactory to the Company) to take the Stock subject to all the terms of the Plan, including the Right of First Refusal.

     5.   Piggyback Registration Rights.
          -----------------------------

          (a)  The terms "register", "registered" and registration"
                          --------    ----------      ------------
refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, and the declaration or ordering of the effectiveness of such registration statement.

          (b) If the Company shall determine to register any of its securities either for its own account or the account of a stockholder(s) exercising demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a transaction within the scope of Rule 145 promulgated under the Securities Act of 1933, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Stock, the Company will promptly give to the Purchaser written notice thereof and include in such registration (and any related qualification under blue sky laws), and in any underwriting involved therein, the number of Vested Shares specified in a written request made by the Purchaser within fifteen (15) days after receipt of such written notice from the Company, except as set forth in Section 5(b) below.

          (c) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the right of any Purchaser to registration

                                      5.

shall be conditioned upon the Purchaser's participation in such underwriting and the inclusion of such Purchaser's Stock in the underwriting pursuant to an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 5, if the underwriter reasonably determines that marketing factors require a limitation on the number of shares to be underwritten the underwriter may exclude some or all of the Stock, as follows: with respect to stockholders exercising demand registration rights or exercising piggyback rights superior, as to inclusion of shares in a registration, to those of the Purchaser (for example, the rights under the Registration Rights Agreement to be entered into in or around April 1988 by the Company and purchasers of the Company's Series A Preferred Stock, amendments to those rights that may occur from time to time, and similar rights that may be granted in the future), the number of shares that may be included by the Purchaser shall be cut back entirely before any limitation on the number of shares that may be included by such stockholders. With respect to stockholders exercising other registration rights (i.e., rights on a parity with the Purchaser's rights), the number of shares that may be included in the registration and underwriting will be allocated in proportion, as nearly as practicable, to the respective amounts of securities of the Company owned by each.

          (d) All expenses of the registration shall be borne by the Company, except underwriting discounts and selling commissions applicable to the sale of any Stock and any other securities of the Company being sold in the same registration by other stockholders, which shall be borne by the Purchaser and such other stockholders pro rata on the basis of the number of their shares registered.

     6.   Dissolution of Marriage.
          -----------------------

          (a) In the event of the dissolution of Purchaser's marriage, Purchaser shall have the right and option to purchase from his or her spouse all or any portion of shares of Stock (i) awarded to the spouse pursuant to a decree of dissolution of marriage or any other order by any court of competent jurisdiction and/or by any property settlement agreement (whether or not incorporated by reference in any such decree), or (ii) gifted to the spouse by Purchaser prior to the dissolution, at the fair market value of said Stock at the time of such decree, other order or property settlement as determined by the Company's Board of Directors, upon the terms set forth below. If either Purchaser or Purchaser's spouse disputes the fair market valuation of the Stock by the Board of Directors, such fair market value shall be determined by arbitration in accordance with the rules of the

                                      6.

American Arbitration Association. Purchaser shall exercise his or her right, if at all, within thirty (30) days of the entry of any such decree or property settlement agreement by delivery to Purchaser's former spouse of written notice of exercise, specifying the number of shares of Stock Purchaser elects to purchase. The purchase price for the Stock shall be paid by delivery of a promissory note for the purchase price bearing interest at the rate of ten percent (10%) per annum payable in four (4) equal annual installments of principal and interest, commencing on the anniversary date of the exercise of the option; provided, however that if, subsequent to the date any or all
            --------
of the Stock is awarded to Purchaser's former spouse as provided above, the Company exercises its Unvested Share Repurchase Option with respect to any or all of the Stock so awarded, the amount remaining due under such promissory note shall be reduced by the difference between the fair market value of such Stock determined as set forth above and the amount received by Purchaser for such Stock upon exercise by the Company of the Unvested Share Repurchase Option.

          (b) In the event Purchaser does not exercise his right to purchase all of the Stock awarded to Purchaser's former spouse, Purchaser shall provide written notice to the Company of the number of shares of Stock available for purchase within thirty (30) days of the entry of the decree. The Company shall then have the right for the next thirty (30) days to purchase any of the Stock not acquired by Purchaser directly from Purchaser's former spouse in the manner provided in Section 6(a) at the same price and on the same terms that were available to Purchaser.

          (c) Nothing contained in this Section 6 shall affect or impair the Unvested Share Repurchase Option in favor of the Company as set forth in Section 2 above.

     7.   Consent of Spouse.  If the Purchaser is married on the date of this
          -----------------
Agreement, the Purchaser's spouse shall execute a Consent of Spouse in the form of Exhibit A hereto, effective on the date hereof. Such consent shall not be
   ---------
deemed to confer or convey to the spouse any rights in the Stock that do not otherwise exist by operation of law or the agreement of the parties. If the Purchaser should marry or remarry subsequent to the date of this Agreement, the Purchaser shall within thirty (30) days thereafter obtain his or her new spouse's acknowledgment of and consent to the existence and binding effect of all restrictions contained in this Agreement by signing an additional Consent of Spouse in the form of Exhibit A.

                                      7.

     8.   Legends.  All certificates representing any shares of Stock subject to
          -------
the provisions of this Agreement shall have endorsed thereon the following legends:

          (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE OPTION AND A RIGHT OF FIRST REFUSAL IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

          (b) "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

          (c) Any legend required to be placed thereon by the California Commissioner of Corporations.

     9.   Warranties and Representations.  In connection with the proposed
          ------------------------------
purchase of the Stock, the Purchaser hereby agrees, represents and warrants as follows:

          (a) The Purchaser is purchasing the Stock solely for his or her own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 as amended (the "Act"). The Purchaser further represents that he or she does not have any present intention of selling, offering to sell or otherwise disposing of or distributing the Stock or any portion thereof; and that the entire legal and beneficial interest of the Stock he or she is purchasing is being purchased for, and will be held for the account of, the Purchaser only and neither in whole nor in part for any other person.

          (b) The Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. The Purchaser further represents and warrants that he or she has discussed the Company and its plans, operations and financial condition with its officers, has received all such information as he or she deems necessary and appropriate to enable him or her to evaluate the financial risk inherent in

                                      8.

making an investment in the Stock and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

          (c) The Purchaser realizes that his or her purchase of the Stock will be a highly speculative investment, and he or she is able, without impairing his financial condition, to hold the Stock for an indefinite period of time and to suffer a complete loss on his or her investment.

          (d)  The Company has disclosed to the Purchaser that:

               (i) the sale of the Stock has not been registered under the Act, and the Stock must be held indefinitely unless a transfer of it is subsequently registered under the Act or an exemption from such registration is available, and that the Company is under no obligation to register the Stock;

              (ii) the Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

          (e) The Purchaser is aware of the provisions of Rule 144, promulgated under the Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including among other things: the resale occurring not less than two years from the date the Purchaser has purchased and paid for the Stock; the availability of certain public information concerning the Company; the sale being through a broker in an unsolicited "broker's transaction" or in a transaction directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and that any sale of the Stock may be made by him or her only in limited amounts during any three-month period not exceeding specified limitations. The Purchaser further represents that he or she understands that at the time he or she wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, he or she would be precluded from selling the Stock under Rule 144 even if the two-year minimum holding period had been satisfied. The Purchaser represents that he or she understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Act or compliance with an

                                      9.

exemption from registration will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

          (f) Without in any way limiting the Purchaser's representations and warranties set forth above, the Purchaser further agrees that he or she shall in no event make any disposition of all or any portion of the Stock which he or she is purchasing unless and until:

               (i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

              (ii) The Purchaser shall have (1) notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (2) furnished the Company with an opinion of his or her own counsel to the effect that such disposition will not require registration of such shares under the Act, and such opinion of his or her counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Purchaser of such concurrence.

     10.  Escrow.  As security for his or her faithful performance of the terms
          ------
of this Agreement and to insure the availability for delivery of the Stock upon exercise of the Purchase Option herein provided for, the Purchaser agrees to deliver to and deposit with Ware & Freidenrich, A Professional Company, counsel to the Company (the "Escrow Agent"), as Escrow Agent in this transaction, two Stock Assignments duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit B, together with the certificate or
                        ---------
certificates evidencing the Stock; such documents are to be held by the Escrow Agent pursuant to the Joint Escrow Instructions of the Company and the Purchaser set forth in Exhibit C attached hereto and incorporated by this
                       ---------
reference, which instruction shall also be delivered to the Escrow Agent at the closing hereunder.

     11.  Transfers in Violation of Agreement.  The Company shall not be
          -----------------------------------
required (i) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or

                                      10.

to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

     12.  Rights as Stockholder.  Subject to the provisions of this Agreement,
          ---------------------
the Purchaser shall exercise all rights and privileges of a stockholder of the Company with respect to the Stock deposited in escrow.

     13.  Further Instruments.  The parties agree to execute such further
          -------------------
instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

     14.  Notice.  Any notice required or permitted hereunder shall be given
          ------
in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party at the address hereinafter shown below his or her signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party.

     15.  Successors and Assigns.  This Agreement shall inure to the benefit of
          ----------------------
the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Purchaser, his or her heirs, executors, administrators, successors and assigns.

     16.  Entire Agreement; Amendments.  This Agreement, together with the
          ----------------------------
Exhibits hereto, shall be construed under the laws of the State of California (as it applies to agreements between California residents, entered into and to be performed entirely within California), and constitutes the entire agreement of the parties with respect to the subject matter hereof superseding all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties.

     17.  Right to Specific Performance.  The Purchaser agrees that the
          -----------------------------
Company shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement, said right to be in addition to any other remedies available to the Company.

     18.  Separability.  If any provision of this Agreement is held by a court
          ------------
of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

                                      11.

     19.  Tax Consequences and Tax Election Notification.
          ----------------------------------------------

          (a) The Purchaser understands that the Stock has been valued by the Board of Directors and that the Company believes this valuation is a fair attempt to appraise it. The Purchaser understands, however, that the Company can give no assurances that the purchase price will be accepted as the fair market value of the Stock by the Internal Revenue Service (the "IRS"), and that the IRS could assert that the value of the Stock on the date of purchase was substantially greater than the purchase price.

     If the IRS were to successfully argue in a tax determination that the Stock had value greater than the price paid by the Purchaser, the additional value would constitute ordinary income as of the date of its receipt. The additional taxes (and interest) due would be payable by the Purchaser. There is no provision for the Company to reimburse the Purchaser for any potential tax liability, and the Purchaser assumes all responsibility for it. If the additional value attributed to the Stock were more than 25 percent of the Purchaser's gross income for the year in which that value was taxable, the IRS would have six years from the due date for filing the return (or the actual filing date of the return if filed thereafter) within which to assess the additional tax and interest.

          (b)  The Purchaser understands that Section 83 of the Internal
Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date any restrictions on the Stock lapse. In this context, "restriction" means the right of the Company to buy back the stock pursuant to the Unvested Share Repurchase Option. The Purchaser understands that he may elect to be taxed at the time the Stock is purchased rather than when and as the Unvested Share Repurchase Option expires by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of purchase. Even if the fair market value of the Stock equals the amount paid for the Stock, the election must be made to avoid adverse tax consequences in the future. The Purchaser understands that failure to make this filing timely will result in the recognition of ordinary income by the Purchaser, as the Unvested Share Repurchase Option lapses, on the difference between the purchase price and the fair market value of the Stock at the time such restriction lapses.

     THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER'S BEHALF.

                                      12.

          (c) The Purchaser shall notify the Company in writing if Purchaser files an election pursuant to Section 83(b) of the Code. The Company intends, in the event it does not receive from Purchaser evidence of such filing, to claim a tax deduction for any amount which would be taxable to Purchaser in the absence of such an election.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"PURCHASER"                             "COMPANY"

                                        POWER INTEGRATIONS, INC.


/s/ Steven J. Sharp                     By: /s/ Arthur E. Fury
-------------------------------            -----------------------------------
(Signature)                             Title:        Director
                                              --------------------------------
STEVEN J. SHARP
-------------------------------
(Print Name)                            Address: 3000 Sand Hill Road,
                                                 Building 1, Suite 240
Address: 14 ATHERTON Ave.                        Menlo Park, CA 94025
         ATHERTON CA 94025

                                      13.

                                   EXHIBIT A

                               CONSENT OF SPOUSE
                               -----------------


     I, Patricia J. Sharp, spouse of Steven J. Sharp, acknowledge that I have read the Founder Stock Purchase Agreement dated as of April 13, 1988 to which this Consent is attached as Exhibit A (the "Agreement") and that I know its contents. I am aware that by its provisions (a) my spouse and Power Integrations, Inc. ("Company") have the option to purchase all of the Stock of the Company of which I may become possessed as a result of a gift from my spouse or a court decree and/or any property settlement in any domestic litigation, (b) the Company has the option to purchase certain shares of Stock of the Company which my spouse owns pursuant to the Agreement including any interest I might have therein, upon termination of his employment under circumstances set forth in the Agreement, and (c) certain other restrictions are imposed upon the sale or other disposition of the Stock during my spouse's lifetime and in the event of his death.

     I agree that my interest, if any, in the Stock subject to the Agreement shall be bound by the Agreement and further understand and agree that any community property interest I may have in the Stock shall be similarly bound by the Agreement.

     I agree to the sale and purchase described in Section 6 of the Agreement, and I hereby consent to the sale of the Stock by my spouse or his legal representative in accordance with the provisions of the Agreement. Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Stock by an outright bequest of said shares to my spouse, then my spouse and the Company shall have the same rights against my legal representative to purchase any interest of mine in the Stock as they would have had pursuant to Section 6 of the Agreement if I had acquired the Stock pursuant to a court decree in domestic litigation.

     I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.


     Dated as of the l3th day of April, 1988.

                                             /s/ Patricia J. Sharp
                                             --------------------------

                                   EXHIBIT B

                     ASSIGNMENT SEPARATE FROM CERTIFICATE
                     ------------------------------------


    FOR VALUE RECEIVED,___________________________________  hereby sells, assigns and transfers unto  ______________________________________
_______________  (_______________)  shares of the Common Stock of Power
Integrations, Inc., a California corporation, standing in the undersigned's name on the books of said corporation represented by Certificate No. __________ herewith, and do hereby irrevocably constitute and appoint
______________________________ attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated: ________________,  198_   By:  /s/ Steven J. Sharp
                                      -------------------------

                                   EXHIBIT C

                           JOINT ESCROW INSTRUCTIONS
                           -------------------------


                                                                  April 13, 1985


Ware & Freidenrich
A Professional Corporation
400 Hamilton Avenue
Palo Alto, California 94301

Gentlemen:

     As Escrow Agent for both Power Integrations, Inc., a California corporation ("Company"), and the undersigned purchaser of stock (the "Stock") of the Company ("Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Founder Stock Purchase Agreement ("Agreement"), dated as of the date hereof, to which a copy of these Joint Escrow Instructions is attached as Exhibit C, in accordance with the following instructions:

     1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") shall elect to exercise the Unvested Share Repurchase Option set forth in the Agreement the Company shall give to Purchaser and you a written notice specifying the number of shares of Stock to be repurchased, the purchase price, and the time for closing the repurchase. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of the notice.

     2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares of Stock being transferred, and (c) to deliver same, together with the certificates evidencing the shares of Stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (by check) or cancellation of indebtedness for the number of shares of Stock being purchased pursuant to the exercise of the Unvested Share Repurchase Option.

     3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of Stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you

                                      1.

as his or her attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all stock certificates, stock assignments, or other documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including, but not limited to, the filing with the Department of Corporations of the State of California of an Application for Consent to Transfer Securities Subject to Legend or Escrow Condition Pursuant to Section 25151 of the California Corporate Securities Law of 1968 as presently in existence or any successor form. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the Stock is held by you.

     4. This escrow shall terminate at such time as there are no longer any shares of stock subject to the Unvested Share Repurchase Option.

     5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder.

     6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

     7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence to such good faith.

     8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.
In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                                      2.

     9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     10. You shall not be liable for the outlawing of any rights under the statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

     11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary or proper to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

     12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be counsel to the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

     13. If you reasonably require other or further instructions in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or rights of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to any one all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal deliver or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten
(10) days' advance written notice to each of the other parties hereto.

                    CORPORATION:   Power Integrations, Inc.
                                   3000 Sand Hill Road
                                   Building 1, Suite 240
                                   Menlo Park, CA 94025

                                  3.

                    PURCHASER:     14 Atherton Avenue
                                   Atherton, CA 94025
                                   Steven J. Sharp

                    ESCROW AGENT:  Ware & Freidenrich
                                   A Professional Corporation
                                   400 Hamilton Avenue
                                   Palo Alto, California 94301-1809
                                   Attention:  Douglas 0. Ebersole

     16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

     17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.


                                      Very truly yours,

                                      Power Integrations, Inc.
                                      a California corporation



                                      By: /s/ Arthur E. Fury
                                          -------------------------------

                                      Title:  ___________________________



                                      PURCHASER:


                                      /s/ Steven J. Sharp
                                      -----------------------------------

                                      Agreed to and accepted as of
                                      the date set forth above.

                                      ESCROW AGENT:

                                      WARE & FREIDENRICH
                                      A Professional Company


                                      By /s/ Douglas O. Ebersole
                                         --------------------------------
                                         Douglas O. Ebersole

                                      4.